Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Wayne D. Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES FOURTH-QUARTER
AND FULL-YEAR FISCAL 2010 FINANCIAL RESULTS

Litigation and Management Consulting Drove Improved Operating Margin Performance in Quarter

BOSTON, January 13, 2011 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing management, economic and financial consulting services, today announced financial results for its fiscal fourth quarter, the twelve weeks ended November 27, 2010 and for its full fiscal year 2010.

Revenue for the fourth quarter of fiscal 2010 was $75.9 million, compared with $74.6 million for the fourth quarter of fiscal 2009. Non-GAAP revenue for the fourth quarter of fiscal 2010 was $74.5 million, compared with $72.8 million in the same period of fiscal 2009 and $61.8 million for the third quarter of fiscal 2010 on a normalized basis. With the third quarter consisting of 16 weeks, the Company is providing results on a “normalized” basis in order to compare it with the sequential fourth quarter, which is a 12-week period.

Net income for the fourth quarter of fiscal 2010 was $1.8 million, or $0.17 per diluted share, compared with net income of $2.0 million, or $0.18 per diluted share, in the same period a year ago. Non-GAAP net income for the fourth quarter of fiscal 2010 was $3.7 million, or $0.35 per diluted share, compared with $3.5 million, or $0.32 per diluted share, in the same period of fiscal 2009.  For the third quarter of fiscal 2010, on a normalized basis, non-GAAP net income was $2.4 million, or $0.22 per diluted share.

A description of the non-GAAP financial measures and a complete reconciliation between GAAP and non-GAAP financial information for the fourth quarters and full years of fiscal 2010 and fiscal 2009, as well as a non-GAAP comparison of the fourth quarter of fiscal 2010 with the third quarter of fiscal 2010 on a normalized basis, are provided in the financial tables at the end of this release.

Comments on the Fourth Quarter

“Following the improved performance we achieved in the third quarter, our fourth quarter results continued to put us on the right track,” said Paul Maleh, CRA’s President and Chief Executive Officer.  “In the fourth quarter, we experienced broad-based improvements within both Litigation and Management Consulting as the majority of our practices delivered sequential revenue growth compared with a normalized third quarter.  Our top-line grew by more than 20% sequentially on a normalized basis, highlighted by strong performance in our Competition, Finance, Global Industrial Consulting, Intellectual Property and Marakon Practices.  The heightened level of activity from many of our practices drove our utilization to 73%, which exceeded our goal of 70% for the quarter and represented our highest rate in more than two years.”

“During the fourth quarter, we continued to improve our operating margin and boost profitability,” Maleh said.  “On a non-GAAP basis, our operating margin increased on both a year-over-year and sequential normalized basis.  Our results reflect the progress we have made in the past year in resetting our cost structure and concentrating our resources on the most promising areas.  Our non-GAAP operating margin was 9.5% — exceeding the 8.0% we recorded in the third quarter and 8.9% reported in the fourth quarter of fiscal 2009.”

“Our fourth quarter performance resulted in a cash flow from operations of more than $21 million and included the return of a $10.3 million deposit that had been placed in escrow in connection with a business acquisition we made in 2006,” Maleh said.   “Our cash flow enabled us to buy back $25.7 million of our convertible bonds at a discount.  We concluded the year with more than $80 million in cash, and equivalents and short-term investments, and we are in a strong capital position with substantial financial flexibility as we enter fiscal 2011.  This week we extended our credit facility with RBS Citizens Bank for an additional two years through April 2014.  The amended terms include more favorable compliance and availability ratios and a lower borrowing rate, which speaks to our financial position and our strong relationship with RBS Citizens.”

Full-Year Fiscal 2010 Results

Revenue for fiscal 2010 was $287.4 million, compared with $301.6 million for fiscal 2009.  Non-GAAP revenue for fiscal 2010 was $281.0 million, compared with $292.8 million for fiscal 2009.

Net income for fiscal 2010 was $2.6 million, or $0.24 per diluted share, compared with fiscal 2009 net income of $6.3 million, or $0.59 per diluted share.  Non-GAAP net income in fiscal 2010 was $9.4 million, or $0.87 per diluted share, compared with 2009 non-GAAP net income of $11.5 million, or $1.07 per diluted share.

Comments on Fiscal 2010

“Fiscal 2010 was a challenging year as we worked to recover from the slow start to the year and the uncertain business environment,” said Maleh.  “However, we developed and successfully executed a comprehensive plan to counter the challenges and are ending the year with positive momentum.  We expanded our client-facing activities to ensure a stronger pipeline of new engagements.  We broadened our collaborations across practices to foster more cross-selling opportunities.  We invested in our people, particularly in the areas of business development and client service, and recruited senior level individuals who could rapidly deliver revenue.  These activities have enabled us to conclude fiscal 2010 with stronger prospects for growth.”

“In addition, we created a more efficient and scalable infrastructure by reducing costs and fostering improved productivity,” Maleh said.  “We better aligned staffing levels with our revenue, renegotiated leases and lowered our office rental expenses, and limited hiring within our administrative operations. Each action was carefully targeted, so as not to jeopardize our immediate and longer-term growth prospects, and we closed the year as a leaner and more efficient organization.”

Outlook

“We are encouraged by the sequential growth achieved in the fourth quarter and the improvement in our consulting staff’s utilization,” said Maleh.  “Entering fiscal 2011, we are better positioned for sustained growth with an improving operating margin, a healthy operating cash flow and strong balance sheet, a streamlined organization, and an outstanding reputation for our services.”

“Going forward, we will continue to seek opportunities to deepen our client relationships, simplify our internal processes, and generate balanced and profitable growth across the company. While we remain cautious about our clients’ spending environment, we see signs of business conditions starting to improve within our markets and enter fiscal 2011 cautiously optimistic,” Maleh concluded.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 9:00 a.m. ET to discuss its fourth-quarter and year-end 2010 financial results.  To listen to a live webcast of the call, please visit the Company’s website at http://www.crai.com prior to the event’s broadcast.  To listen to the call via telephone, dial (201) 689-8881 or (877) 709-8155.  Interested parties unable to participate in the live call may access an archived version of the webcast on CRA’s website.

In combination with this press release, CRA is providing prepared remarks by its CFO Wayne Mackie under “Conference Call Materials” in the investor relations section on the Company’s website at http://www.crai.com.  These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, and financial consulting, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout North America, Europe, the Middle East, and Asia. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at http://www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information. The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations.  The Company believes that presenting its financial results excluding certain restructuring costs, non-cash expenses related to the repurchase of its convertible bonds, and NeuCo’s results is important to investors and management because it is more indicative of its ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Specifically, for the fourth quarter of fiscal 2010 and the fourth quarter of fiscal 2009, the Company has excluded certain restructuring costs, expenses related to the repurchase of its convertible bonds and NeuCo’s results.  For the third quarter of fiscal 2010, the Company has excluded certain restructuring costs and NeuCo’s results. In addition, the Company has provided normalized non-GAAP financial information for the third quarter of fiscal 2010 on a basis intended to convert the 16-week period to an “as if” 12-week period in order to provide an equivalent comparison to financial information for the 12-week fourth quarter of fiscal 2010.

Statements in this press release concerning the future business, operating results, estimated cost savings, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock-based compensation, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE TWELVE WEEKS ENDED NOVEMBER 27, 2010 COMPARED TO THE TWELVE WEEKS ENDED NOVEMBER 28, 2009

(In thousands, except per share data)

	Twelve Weeks Ended November 27, 2010					Twelve Weeks Ended November 28, 2009 (as revised) (4)
		Adjustments to	Adjustments to	Adjustments to			Adjustments to	Adjustments to	Adjustments to
	GAAP	GAAP Results	GAAP Results	GAAP Results	Non-GAAP	GAAP	GAAP Results	GAAP Results	GAAP Results	Non-GAAP
	Results	(Restructuring) (1)	(Bond Buyback) (2)	(NeuCo) (3)	Results	Results	(Restructuring) (5)	(Bond Buyback) (6)	(NeuCo) (3)	Results

Revenues	$75,862	$—	$—	$1,345	$74,517	$74,582	$—	$—	$1,785	$72,797
Costs of services	51,771	1,692	—	426	49,653	49,966	24	—	493	49,449
Gross profit	24,091	(1,692)	—	919	24,864	24,616	(24)	—	1,292	23,348

Selling, general and administrative expenses	17,725	43	—	1,092	16,590	18,616	1,785	—	1,484	15,347
Depreciation and amortization	1,299	48	—	61	1,190	2,402	788	—	98	1,516
Income (loss) from operations	5,067	(1,783)	—	(234)	7,084	3,598	(2,597)	—	(290)	6,485

Interest and other income (expense), net	(985)	—	(244)	(58)	(683)	(680)	—	(105)	(37)	(538)
Income (loss) before (provision) benefit for income taxes	4,082	(1,783)	(244)	(292)	6,401	2,918	(2,597)	(105)	(327)	5,947
(Provision) benefit for income taxes	(2,668)	311	102	(412)	(2,669)	(942)	1,239	43	251	(2,475)
Net income (loss)	1,414	(1,472)	(142)	(704)	3,732	1,976	(1,358)	(62)	(76)	3,472
Net (income) loss attributable to noncontrolling interest, net of tax	358	—	—	358	—	11	—	—	11	—
Net income (loss) attributable to CRA International, Inc.	$1,772	$(1,472)	$(142)	$(346)	$3,732	$1,987	$(1,358)	$(62)	$(65)	$3,472

Net income per share attributable to CRA International, Inc.:
Basic	$0.17				$0.35	$0.19				$0.33
Diluted	$0.17				$0.35	$0.18				$0.32

Weighted average number of shares outstanding:
Basic	10,556				10,556	10,637				10,637
Diluted	10,683				10,683	10,768				10,768

(1) During the twelve weeks ended November 27, 2010, the Company incurred pre-tax expenses of $1.8 million and related income tax effect of $0.3 million principally associated with employee workforce reductions designed to reduce costs and improve profitability.

(2) During the twelve weeks ended November 27, 2010, the Company repurchased $25.7 million of its convertible bonds, at a discount, however, under FASB Accounting Standards Codification Topic 470-20, “Debt”, this resulted in a $0.2 million loss on a pre-tax basis.

(3) These adjustments include activity related to NeuCo in the Company’s GAAP results.

(4) These amounts are revised based upon the Company’s adoption of FASB Accounting Standards Codification Topic 470-20, “Debt”, which was formerly referred to as FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”.  This standard changed the accounting treatment for convertible debt instruments.

(5) During the twelve weeks ended November 28, 2009, the Company incurred pre-tax expenses of $2.6 million and related income tax effect of $1.2 million associated with employee workforce reductions and office space reductions and moves.

(6) During the twelve weeks ended November 28, 2009, the Company repurchased $10.3 million of its convertible bonds at a discount, however, under FASB Accounting Standards Codification Topic 470-20, “Debt”, this resulted in a $0.1 million loss on a pre-tax basis.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE FIFTY-TWO WEEKS ENDED NOVEMBER 27, 2010 COMPARED TO THE FIFTY-TWO WEEKS ENDED NOVEMBER 28, 2009

(In thousands, except per share data)

	Fifty-Two Weeks Ended November 27, 2010					Fifty-Two Weeks Ended November 28, 2009 (as revised) (4)
		Adjustments to	Adjustments to	Adjustments to			Adjustments to		Adjustments to	Adjustments to
	GAAP	GAAP Results	GAAP Results	GAAP Results	Non-GAAP	GAAP	GAAP Results		GAAP Results	GAAP Results	Non-GAAP
	Results	(Restructuring) (1)	(Bond Buyback) (2)	(NeuCo) (3)	Results	Results	(Restructuring)		(Bond Buyback) (7)	(NeuCo) (3)	Results

Revenues	$287,424	$—	$—	$6,410	$281,014	$301,639	$—		$—	$8,861	$292,778
Costs of services	197,140	5,379	—	1,794	189,967	199,861	1,968	(5)	—	3,980	193,913
Gross profit (loss)	90,284	(5,379)	—	4,616	91,047	101,778	(1,968)		—	4,881	98,865

Selling, general and administrative expenses	73,900	2,992	—	5,191	65,717	76,124	3,069	(5)	—	5,382	67,673
Depreciation and amortization	5,983	235	—	245	5,503	8,521	788		—	567	7,166
Income (loss) from operations	10,401	(8,606)	—	(820)	19,827	17,133	(5,825)		—	(1,068)	24,026

Interest and other income (expense), net	(4,168)	—	(669)	(182)	(3,317)	(4,020)	(390	)(6)	(134)	(153)	(3,343)
Income (loss) before (provision) benefit for income taxes and noncontrolling interest	6,233	(8,606)	(669)	(1,002)	16,510	13,113	(6,215)		(134)	(1,221)	20,683
(Provision) benefit for income taxes	(4,273)	2,834	277	(279)	(7,105)	(7,422)	1,967	(5)	55	(243)	(9,201)
Net income (loss)	1,960	(5,772)	(392)	(1,281)	9,405	5,691	(4,248)		(79)	(1,464)	11,482
Net (income) loss attributable to noncontrolling interest, net of tax	626	—	—	626	—	617	—		—	617	—
Net income (loss) attributable to CRA International, Inc.	$2,586	$(5,772)	$(392)	$(655)	$9,405	$6,308	$(4,248)		$(79)	$(847)	$11,482

Net income per share attributable to CRA International, Inc.:
Basic	$0.24				$0.88	$0.59					$1.08
Diluted	$0.24				$0.87	$0.59					$1.07

Weighted average number of shares outstanding:
Basic	10,643				10,643	10,608					10,608
Diluted	10,773				10,773	10,718					10,718

(1) During the fifty-two weeks ended November 27, 2010, the Company incurred pre-tax expenses of $8.6 million and related income tax effect of $2.8 million principally associated with an employee workforce reduction designed to better align staffing levels with revenue, closing the Houston, TX office, office space reductions in Boston and Chicago, and restructuring select practice areas.

(2) During the fifty-two weeks ended November 27, 2010, the Company repurchased $40.7 million of its convertible bonds at a discount, however, under FASB Accounting Standards Codification Topic 470-20, “Debt”, this resulted in a $0.7 million loss on a pre-tax basis.

(3) These adjustments include activity related to NeuCo in the Company’s GAAP results.

(4) These amounts are revised based upon the Company’s adoption of FASB Accounting Standards Codification Topic 470-20, “Debt”, which was formerly referred to as FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”.  This standard changed the accounting treatment for convertible debt instruments.

(5) During the fifty-two weeks ended November 28, 2009, the Company incurred pre-tax expenses of $5.8 million and related income tax effect of $2.0 million associated principally with an employee workforce reduction and office space reductions and moves designed to reduce the Company’s operating expenses and improve its utilization rate.

(6) During the fifty-two weeks ended November 28, 2009, the Company recognized $0.4 million in foreign currency exchange loss related to the liquidation of the Company’s Australian-based operations.

(7) During the fifty-two weeks ended November 28, 2009, the Company repurchased $17.3 million of its convertible bonds at a discount, however, under FASB Accounting Standards Codification Topic 470-20, “Debt”, this resulted in a $0.1 million loss on a pre-tax basis.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE TWELVE WEEKS ENDED NOVEMBER 27, 2010 COMPARED TO SIXTEEN WEEKS ENDED SEPTEMBER 3, 2010, INCLUDING NORMALIZED RESULTS

(In thousands, except per share data)

	Twelve Weeks Ended November 27, 2010					Sixteen Weeks Ended September 3, 2010
		Adjustments to	Adjustments to	Adjustments to			Adjustments to	Adjustments to
	GAAP	GAAP Results	GAAP Results	GAAP Results	Non-GAAP	GAAP	GAAP Results	GAAP Results	Non-GAAP	Non-GAAP
	Results	(Restructuring) (1)	(Bond Buyback) (2)	(NeuCo) (3)	Results	Results	(Restructuring) (4)	(NeuCo) (3)	Results	Results Normalized (5)

Revenues	$75,862	$—	$—	$1,345	$74,517	$84,641	$—	$2,195	$82,446	$61,835
Costs of services	51,771	1,692	—	426	49,653	54,860	—	521	54,339	40,754
Gross profit (loss)	24,091	(1,692)	—	919	24,864	29,781	—	1,674	28,107	21,081

Selling, general and administrative expenses	17,725	43	—	1,092	16,590	22,906	1,625	1,519	19,762	14,821
Depreciation and amortization	1,299	48	—	61	1,190	1,959	156	81	1,722	1,292
Income (loss) from operations	5,067	(1,783)	—	(234)	7,084	4,916	(1,781)	74	6,623	4,968

Interest and other income (expense), net	(985)	—	(244)	(58)	(683)	(1,143)	—	(45)	(1,098)	(824)
Income (loss) before (provision) benefit for income taxes	4,082	(1,783)	(244)	(292)	6,401	3,773	(1,781)	29	5,525	4,144
(Provision) benefit for income taxes	(2,668)	311	102	(412)	(2,669)	(1,746)	704	(129)	(2,321)	(1,741)
Net income (loss)	1,414	(1,472)	(142)	(704)	3,732	2,027	(1,077)	(100)	3,204	2,403
Net (income) loss attributable to noncontrolling interest, net of tax	358	—	—	358	—	44	—	44	—	—
Net income (loss) attributable to CRA International, Inc.	$1,772	$(1,472)	$(142)	$(346)	$3,732	$2,071	$(1,077)	$(56)	$3,204	$2,403

Net income per share attributable to CRA International, Inc.:
Basic	$0.17				$0.35	$0.19			$0.30	$0.23
Diluted	$0.17				$0.35	$0.19			$0.30	$0.22

Weighted average number of shares outstanding:
Basic	10,556				10,556	10,650			10,650	10,650
Diluted	10,683				10,683	10,734			10,734	10,734

(1) During the twelve weeks ended November 27, 2010, the Company incurred pre-tax expenses of $1.8 million and related income tax effect of $0.3 million principally associated with employee workforce reductions designed to reduce costs and improve profitability.

(2) During the twelve weeks ended November 27, 2010, the Company repurchased $25.7 million of its convertible bonds at a discount, however, under FASB Accounting Standards Codification Topic 470-20, “Debt”, this resulted in a $0.2 million loss on a pre-tax basis.

(3) These adjustments include activity related to NeuCo in the Company’s GAAP results.

(4) During the sixteen weeks ended September 3, 2010, the Company incurred pre-tax expenses of $1.8 million and related income tax effect of $0.7 million principally associated with the office space reductions in Boston and Chicago.

(5) The normalized non-GAAP financial information for the third quarter of fiscal 2010 is on a basis intended to convert the 16-week period to an “as if” 12-week period in order to provide an equivalent comparison to non-GAAP financial information for the 12-week fourth quarter of fiscal 2010. A factor of 12/16ths is used to calculate the normalized non-GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	November 27,	November 28,
	2010	2009

Assets
Cash and cash equivalents and short-term investments	$80,483	$106,484
Accounts receivable and unbilled, net	94,235	88,222
Other current assets	22,885	35,076
Total current assets	197,603	229,782

Property and equipment, net	17,745	19,050
Goodwill and intangible assets, net	144,425	148,126
Other assets	13,926	25,153
Total assets	$373,699	$422,111

Liabilities and shareholders’ equity
Current liabilities	$98,250	$82,587
Long-term liabilities	19,029	83,809
Total liabilities	117,279	166,396

Total shareholders’ equity	256,420	255,715
Total liabilities and shareholders’ equity	$373,699	$422,111